Exhibit 10.1

SUBLEASE

           THIS SUBLEASE (hereinafter “Sublease”), made this 31st day of October, by and between ZYNEX MEDICAL, INC., a Colorado corporation (hereinafter “Subtenant”) and JONES/NCTI, INC., a Colorado corporation f/k/a Versacom, Inc. (hereinafter “Sublandlord”).  Subtenant and Sublandlord are sometimes referred to herein individually as a “party” and collectively as the “parties.”

WITNESSETH:

           WHEREAS, pursuant to the terms and conditions of that certain lease dated April 24, 2002, as amended, a true and complete copy of which is attached hereto as Exhibit A (the “Prime Lease”), First Industrial Development predecessor-in-interest to  COLORADO NI INDUSTRIAL ONE LLC, (hereinafter “Prime Landlord”), did lease to Sublandlord, as tenant, certain premises located at 8022 South Park Circle, Suite 100, Littleton, CO 80120, and more particularly described in the Prime Lease, on the terms and conditions contained therein; and

           WHEREAS, Sublandlord desires to sublease those premises to Subtenant, and Subtenant desires to sublease from Sublandlord the premises leased by Sublandlord, all on the terms and conditions set forth below;

           NOW, THEREFORE, in and for consideration of the demise and the mutual covenants set forth below, the parties do hereby agree as follows:

           1.           Term.  Sublandlord subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, for a term commencing the later to occur of (i) Sublandlord’s delivery of possession, or (ii) November 1, 2007 (the “Commencement Date”) and terminating on November 29, 2009 (the “Expiration Date”), those certain premises described on Exhibit B attached hereto and made a part hereof (hereinafter the “Sublease Premises” or “premises”).  The Sublease Premises consist of approximately 16,553 rentable square feet, commonly known as Suite 100.

           2.           Use.  The Sublease Premises shall be used solely for general office and warehouse purposes, and no other purpose without the express written consent of Sublandlord.

           3.           Rent.

a.           Base Rent.  Subject to adjustment as provided herein, Subtenant shall pay to Sublandlord, or Sublandlord’s designee, Base Rent in monthly installments, payable in advance (together with the pro-rata portion of the Furniture Purchase Price as set forth below) on the first day of each month during the term hereof, in the amount of:

i.           November 1, 2007 – April 30, 2007 – $4.42 per square foot or $6,097.02 per month (NNN) payable in monthly installments beginning with an initial payment of $6,097.02 for November 2007 payable on or prior to the execution of this Sublease;

ii.           May 1, 2008 – November 30, 2008 - $5.14 per square foot or $7,090.20 per month (NNN) payable in monthly installments; and

iii.           December 1, 2008 – November 29, 2009 - $7.50 per square foot or $10,345.63 per month (NNN) payable in monthly installments.

at the office of Sublandlord or at such other place as Sublandlord may designate.  All rent shall be prorated for any partial months or years during the term hereof.

           b.           Adjustments to Base Rent.  Subtenant agrees to use commercially reasonable efforts to sublease or terminate its lease with respect to that certain 9,857 rentable square feet of office space located at 8100 S. Southpark Way, Suite A-9, Littleton CO 80120 (the “Current Lease”).  Subtenant agrees and acknowledges that in the event that Subtenant successfully subleases or terminates the Current Lease, Subtenant shall immediately notify Sublandlord, and effective as of the date of such sublease or termination the aforementioned Base Rent shall be increased to the following amounts:

i.           November 1, 2007 – April 30, 2007 – $6.85 per square foot or $9,449.00 per month (NNN) payable in monthly installments;

ii.           May 1, 2008 – November 30, 2008 - $6.85 per square foot or $9,449.00 per month (NNN) payable in monthly installments; and

iii           December 1, 2008 – November 29, 2009 - $7.50 per square foot or $10,345.63 per month (NNN) payable in monthly installments.

           c.           Triple Net Lease.  Subtenant agrees and acknowledges that the Sublease Premises are being subleased on a triple net basis, and, in addition to payment of the above sums, Subtenant shall also be responsible for payment to Sublandlord of Subtenant’s pro rata share of Building Operating Costs, real estate taxes and assessments (special or otherwise), as said terms are defined in the Primary Lease.  The monthly estimated Building Operating Costs are $3.71 per square foot.  Subtenant shall also procure and pay directly all insurance and maintenance expenses arising out of its use of the Sublease Premises during the term of this Sublease, including but not limited to utilities, janitorial services, maintenance (including procurement of any HVAC maintenance contract required under the Prime Lease and payment of all costs relating to its use of the HVAC system), and any repair or upkeep of the Sublease Premises.  Subtenant shall have no obligation to replace any item except in case where damage has been caused by Subtenant’s negligence or willful misconduct.

           d.           Furniture and Fixture Purchase.  Sublandlord and Subtenant acknowledge and agree that the Sublease Premises are partially furnished and have an NEC telephone system, office furniture, systems furniture, security system, storage shelving, uninterruptible power supply (UPS) system, lunchroom television, computer room racking and conference room furniture (collectively, the “Purchased Furniture”).  Sublandlord, in consideration of a purchase price of Seven Thousand Dollars ($7,000.00) (the “Furniture Purchase Price”), does hereby sell, assign and transfer unto Subtenant good title to the Purchased Furniture, free and clear of any and all security interests, claims, liens, pledges, restrictions, encumbrances, claims and charges of any kind.  Subtenant agrees to pay the Furniture Purchase Price in twenty-five (25) equal monthly payments of Two Hundred Eighty Dollars ($280.00) which shall be due and payable on the first day of each month during the term hereof in addition to the Base Rent set forth above (as adjusted herein).  Until all twenty-five (25) installment payments, and any other amounts due under this Sublease, have been fully paid, Sublandlord shall retain title and a security interest in the Purchased Furniture (and any and all equipment, parts, accessories, attachments, additions and other goods, and all replacements of them, installed in, affixed to or used in connection with the Purchased Furniture and, if Subtenant sells or otherwise disposes of the Purchased Furniture in violation of the terms of this agreement, in the proceeds of such sale or disposition.  During the term hereof, Subtenant agrees to maintain the Purchased Furniture in good working condition and that all repairs

2.

 to Purchased Furniture shall be effected in such manner (both as regards workmanship and quality of materials) as not to materially diminish the value of the Purchased Furniture, reasonable wear and tear excepted.  SUBLANDLORD MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE PURCHASED FURNITURE, AND THE PURCHASED FURNITURE IS SOLD, ASSIGNED AND TRANSFERRED TO SUBTENANT IN ITS PRESENT CONDITION, AS IS, WHERE IS.

           4.           Security Deposit.  Upon mutual execution of this Sublease by Sublandlord and Subtenant and during the term hereof, Subtenant shall be required to deposit with Sublandlord the amount of $10,345.63 as security for Subtenant's faithful performance of its obligations hereunder (the “Security Deposit”), it being expressly understood that Security Deposit shall not be considered an advance payment of rental or a measure of Sublandlord’s damage in case of default by Subtenant.  If Subtenant defaults in any of its obligations, including but not limited to the payment of rent, Sublandlord may use, apply, or retain the whole or any part of the Security Deposit to satisfy any sum due to Sublandlord or to defray any expense or damage reasonably incurred by reason of the default.  In the event that all or part of the Security Deposit is so used or applied, Subtenant shall, on demand, pay to Sublandlord a like sum to replenish the Security Deposit and Subtenant’s failure to so replenish the Security Deposit shall be an default hereunder.  Sublandlord shall not be obliged to keep the Security Deposit as a  separate account  and may mix said Security Deposit with its own funds.  No interest shall accrue on the Security Deposit.  Provided that Subtenant is not in default of any of its obligations hereunder and Sublandlord does not, as a direct result of Subtenant’s occupancy, need to repair any damage or injury, or pay any expense or liability, Sublandlord shall return the amount of such security deposit to Subtenant within sixty (60) days following the expiration or other termination of this Sublease.  The making by Subtenant of such deposit, or the application thereof by Sublandlord in the manner hereinabove provided, shall not constitute nor be construed as a limitation upon the exercise by Sublandlord of any other rights or remedies provided to Sublandlord under the terms of this Lease in the event of Subtenant’s default.

           5.           Pre-occupancy.  Upon mutual execution hereof, Subtenant shall be given reasonable access to the premises during business hours in order to allow Subtenant to setup the phone system and internet access.  Such preoccupancy access shall be free of any Rent or Additional Rent or Building Operating Costs.

           6.           Assumption of Prime Lease Obligations.  Except as modified by this Sublease, all of the terms and provisions of the Prime Lease are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Prime Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, Sublandlord being substituted for the “Landlord” in the Prime Lease, and Subtenant being substituted for the “Tenant” in the Prime Lease, except as required in Section 8.4 of the Prime Lease.  Subtenant shall not be required to remove or restore Tenant-Owned Alterations or Utility installations (other than the Purchased Furniture which shall become the obligations of Subtenant upon full payment in accordance with Section 3.d. above), such obligations called for in Section 8.4 shall remain with Sublandlord, “Tenant”, in the Prime Lease.  It is further understood that where reference is made in the Prime Lease to the “Premises,” the same shall mean the Sublease Premises as defined herein; where reference is made to the “Commencement Date,” the same shall mean the Commencement Date as defined herein; and where reference is made to the “Lease,” the same shall mean this Sublease.  Subtenant shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Prime Lease, or the rights of Sublandlord, as lessee or tenant, under the Prime Lease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sublandlord to be in default thereunder or liable for any damage, claim or penalty and

3.

Subtenant indemnifies and holds harmless Sublandlord from any such acts.  In the event of any inconsistency between the terms of this Sublease and the terms of the Prime Lease, the terms of this Sublease shall prevail, provided, however, that Subtenant agrees, as an express inducement for Sublandlord’s executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Prime Lease which would permit Subtenant to do or cause to be done or suffer or permit any act or things to be done which is prohibited by the Prime Lease, then the provisions of the Prime Lease shall prevail. Sublandlord shall have all those rights and privileges against Subtenant, including, without limitation, all those remedies in the event of Subtenant’s default, which Prime Landlord has against Sublandlord, as tenant under the Prime Lease.  Sublandlord shall also have such other rights and privileges against Subtenant to which Sublandlord may be entitled either at law or in equity.  Any rights reserved by the Prime Landlord under the Prime Lease may be exercised by either Prime Landlord or Sublandlord with respect to this Sublease.  Sublandlord represents to Subtenant that the Prime Lease is in full force and effect, and that no default or event that, with the passing of time or the giving of notice of both, would constitute a default, exists on the part of Sublandlord, or, to Sublandlord’s knowledge, the Prime Landlord.  Sublandlord agrees to maintain the Prime Lease in full force and effect, except to the extent that any failure to maintain the Prime Lease is due to the failure of Subtenant to comply with any of its obligations under this Sublease.  Additionally, Sublandlord shall not amend or modify the Prime Lease in such a manner as to materially or adversely affect Subtenant’s use of the Subleased Premises or increase the obligations or decrease the rights of Subtenant hereunder, without the prior written consent of Subtenant, which may be granted or withheld at Subtenant’s sole discretion.   Subtenant shall have all those rights and privileges against Prime Landlord, including, without limitation, all those remedies in the event of Prime Landlord’s default, which Sublandlord has against Prime Landlord, as tenant under the Prime Lease.  Subtenant shall also have such other rights and privileges against Sublandlord and Prime Landlord to which Subtenant may be entitled either at law or in equity.  Any rights reserved by the Sublandlord as “Tenant” under the Prime Lease may be exercised by Subtenant with respect to this Sublease.

           7.           Indemnification.  Subtenant shall indemnify and hold Sublandlord and Prime Landlord harmless from and against all losses, costs, damages, expenses and liabilities, including but not limited to internal administrative costs, attorneys’ fees, court costs and penalty, that Sublandlord or Prime Landlord may incur or pay out by reason of any injuries to person or damage caused, in whole or in part, by any wrongful, negligent or willful act or omission of Subtenant, its agents, employees or invitees, or by reason of any breach or default under the Prime Lease or hereunder on Subtenant’s part.  Sublandlord agrees to indemnify Subtenant, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys’ fees) incurred as a result of any default by Sublandlord, beyond any applicable cure periods, under this Sublease or the Prime Lease, arising from the non-performance, non-observance or non-payment of any of Sublandlord’s obligations under this Sublease or the Master Lease, provided Subtenant has fully performed all of its obligations hereunder.  Sublandlord shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Prime Lease.

           8.           Insurance.

           a.           Coverage.  Subtenant shall, at all times during the term of this Lease, and at its own cost and expense procure and continue in force the following insurance coverage:

                      i.           Bodily Injury and Property Damage, Liability Insurance with a combined single limit for bodily injury and property damage of not less than $2,000,000.

4.

                      ii.           Fire and Extended Coverage Insurance, including vandalism and malicious mischief coverage, in an amount equal to the full replacement value of all fixtures, furniture and improvements installed by or at the expense of Subtenant.

           b.           Insurance Policies.  The aforementioned minimum limits of policies shall in no event limit the liability of Subtenant hereunder.  The aforesaid insurance shall name both Prime Landlord and Sublandlord as an additional insured.  Said insurance shall be with companies having a rating of not less than A-VII in “Best’s Key Rating Guide.”  Subtenant shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other material modifications or cancellation except after thirty (30) days’ prior notice in writing to Sublandlord by the insurer.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Sublandlord may carry.  Subtenant shall, not more than twenty (20) days after the expiration of such policies, furnish Sublandlord with renewals or binders.  Subtenant agrees that if Subtenant does not take out and maintain such insurance, then, upon at least five (5) days’ written notice, Sublandlord may (but shall not be required to) procure said insurance on Subtenant’s behalf and charge Subtenant the premium together with a ten percent (10%) handling charge, payable upon demand.  Subtenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Subtenant provided such blanket policies expressly afford coverage to the Sublease Premises and to Subtenant as required by this Lease.

           9.           Services.  Sublandlord shall provide Subtenant with any and all maintenance or other services made available to Sublandlord by Prime Landlord under the Prime Lease, insofar as the same are applicable to the Sublease Premises.  Sublandlord agrees to use commercially reasonable efforts to cause Prime Landlord to perform all the duties, covenants, agreements and obligations of Prime Landlord under the Prime Lease except as stated herein to the contrary.  Upon Subtenant’s request, Sublandlord agrees to immediately notify Prime Landlord of its non-performance under the Prime Lease and requesting that Prime Landlord perform its obligations under the Prime Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith to obtain all maintenance or other services which Prime Landlord is required to provide under the Prime Lease, but Sublandlord shall not be liable for the failure of Prime Landlord to provide such services, unless such failure is due to the willful act or neglect of Sublandlord under the Prime Lease.  In addition, Sublandlord shall have no obligation to render any services to Subtenant or to spend any money for the repair or preservation of the Sublease Premises.  If services to the Sublease Premises are stopped or interrupted in such a manner as to substantially interfere with the normal operation of Subtenant’s business on the Sublease Premises, Sublandlord, upon the written request and at the reasonable expense of Subtenant, will exert reasonable efforts to enforce and pursue the rights, which Sublandlord may have pursuant to the Prime Lease to rectify such service stoppage or failure; however, Sublandlord is not liable for any damages which may result.  Sublandlord covenants to reasonably comply with its duties and obligations under the Prime Lease so as to keep the same free from default and in full force and effect, but this Sublease is subject and subordinate to the terms and conditions of the Prime Lease and any mortgages as provided therein.

           10.           Consent of Prime Landlord.  This Sublease is subject to the written consent of the Prime Landlord, which consent shall be evidenced by the Prime Landlord’s execution of the Consent to Sublease attached hereto as Attachment A.

5.

           11.           Binding Effect.  This Sublease shall apply to and bind the respective successors and assigns of the parties hereto, but this paragraph shall not be construed as a consent to any additional assignment or subletting by the Sublandlord or the Prime Landlord, or a waiver of any rights whatsoever by the Prime Landlord.

           12.           Assignment or Subletting.  This Sublease may not be assigned or sublet by Subtenant without Sublandlord’s prior written consent.  Notwithstanding anything to the contrary contained in this Sublease, and provided that Subtenant complies with any restrictions on assignment or subletting set forth in the Prime Lease, none of (i) an assignment of this Sublease to a transferee of all or substantially all of the assets of Subtenant, (ii) an assignment of this Sublease or sublease of the Sublease Premises to a transferee which is either (A) the resulting entity of a merger or consolidation of Subtenant with another entity or (B) acquiring all or substantially all of the assets of Subtenant, or (iii) an assignment or subletting of all or a portion of the Sublease Premises to an affiliate of Subtenant (an entity which is controlled by, controls, or is under common control with, Subtenant), shall be deemed an assignment or sublease under this Sublease (and thus shall not be subject to Sublandlord's prior consent pursuant to this section).

           13.           Consents and Approvals.  In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable and in good faith if such consent or approval has not been obtained from Prime Landlord; provided however, Sublandlord covenants to use reasonable efforts, at the sole cost and expense of Subtenant (including, without limitation, internal administrative costs, attorneys’ fees and expenses), to obtain the consent or approval of Prime Landlord and will indicate to Prime Landlord in those cases where its approval is conditioned upon Prime Landlord’s approval that it has no objection thereto.  If such consent of Prime Landlord shall not be required, Sublandlord shall not unreasonably withhold, condition or delay its consent to such matter.

           14.           Right to Cure Subtenant’s Defaults and Damages.  If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder within the applicable cure period, if any, then Sublandlord shall have the right, but not the obligation, after five days’ written notice to Subtenant, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental reasonable costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees.  Subtenant shall pay to Sublandlord upon demand all reasonable sums so paid by Sublandlord and all reasonable incidental costs and expenses of Sublandlord in connection therewith together with interest thereon at a rate of ten percent (10%) per year or any part thereof or the then-maximum rate of interest which may lawfully be collected from Subtenant, whichever shall be less, from the date of the making of such expenditures.

           15.           Brokerage Fees.  Justin Rayburn of CB Richard Ellis (“CBRE”) represents Sublandlord, and Sublandlord recognizes that Melanie Baxter of Cresa Partners (“CP”) represents Subtenant pursuant to a separate agreement.  In consideration of the foregoing, Sublandlord hereby agrees to pay CBRE and CP the following amounts, respectively:

a.           $6,983.30 to CBRE and $13,966.60 to CP, payable upon the parties’ execution of this Sublease; and

6.

b.           an additional $6,983.30 to CBRE and $13,966.60 to CP, payable on June 1, 2008; provided that Subtenant has not failed to make any payment or perform any other obligation of Subtenant hereunder within the applicable cure period.

           16.           Options, Rights of First Refusal, Etc.  If the Prime Lease provides for any options to lease additional space, rights of first refusal, rights of contradiction, rights of cancellation, roof rights, or staging rights, such rights shall not be transferred to Subtenant hereby.

           17.           No Recording.  Subtenant shall not record this Sublease or a memorandum hereof.  Violation of this provision shall cause an automatic termination of this Sublease.

           18.           Notices.  Notices shall be given as provided in the Prime Lease.  Sublandlord’s and Subtenant’s addresses for notices shall be as follows:

           Subtenant:                       Zynex Medical, Inc.
                                                 Attn: Chief Executive Officer
                                                 Attn: Chief Financial Officer
                                                 8022 South Park Circle, Suite 100
                                                 Littleton, CO 80120

           Sublandlord:                    Jones/NCTI, Inc.
Attn: Mary Bliss
9697 E. Mineral Ave.
Centennial, CO 80112

with a copy to:               Jones International, Ltd.
Attn: General Counsel
9697 E. Mineral Ave.
Centennial, CO 80112

           19.           Default Under Prime Lease.  If Sublandlord is in default with respect to the terms and conditions of the Prime Lease, Prime Landlord may give notice of Sublandlord's default to Subtenant and, if Prime Landlord elects, in its sole discretion, may require Subtenant to attorn to Prime Landlord and thereafter all payments hereunder shall be paid directly to Prime Landlord.  In no event shall Subtenant be liable to Sublandlord as a result of Subtenant’s compliance with any notice provided by Prime Landlord hereunder.

20.           Acceptance of Sublease Premises.  Sublandlord warrants that, to its knowledge (i) the plumbing, electrical, gas, HVAC and other mechanical systems servicing the Sublease Premises are in good working condition and order on the Commencement Date, (ii) the Sublease Premises are free of Hazardous Substances, and (iii) the Sublease Premises are in material compliance with all existing laws, codes, regulations and ordinances of any governmental authorities.  Sublandlord makes no other warranties, express or implied, as to the fitness (including fitness for any particular purpose) or condition of the Sublease Premises or the Purchased Furniture, including but not limited to the integrity of the existing cabling and other equipment located within the Sublease Premises.  Subtenant, at its sole cost and expense, shall be responsible for all costs and expenses incurred in connection with procuring for the Sublet Premises telephone and data connectivity services, programming of the security system, and electrical, gas and other utilities.

7.

           21.           Governing Law.  This Sublease shall be governed by and construed in accordance with the laws of the State of Colorado.

           22.           Entire Agreement.  This Sublease, including all attachments and exhibits hereto, contains the entire agreement between the parties and no agreement shall be effective to change, modify or terminate this Sublease in whole or in part unless such agreement is in writing and duly signed by the parties hereto.

           23.           Definitions.  Any term that is capitalized but not defined in this Sublease that is capitalized and defined in the Prime Lease shall have the same meaning for purposes of this Sublease as it has for purposes of the Prime Lease.

           24.           Waiver.  One or more waivers of any covenant or condition by Sublandlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Sublandlord to or of any act by Subtenant requiring Sublandlord’s consent or approval shall not be construed to waive or render unnecessary Sublandlord’s consent or approval to or of any subsequent similar act by Subtenant.

           25.           Severability.  If any term or provision of this Sublease or any application thereof shall be invalid or unenforceable, the remainder of this Sublease and any other application of such term or provision shall not be affected thereby.

           26.           Access.  Subtenant shall permit Sublandlord to have access to the Sublease Premises during Subtenant’s business hours during the term hereof, after reasonable advance notice, for the purpose of inspection the same and, to the extent Subtenant fails to perform such obligations after expiration of any applicable notice and cure period, for the purpose of performing Sublandlord’s obligations under the Prime Lease.

           27.           Interpretation.  If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation.  This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted.  Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.  The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.  This Sublease may be executed in counterparts or with counterpart signature pages.

           28.           No Offer.  The submission of this Sublease shall not be deemed to be an offer, an acceptance, or a reservation of the Sublease Premises; and Sublandlord shall not be bound hereby until Sublandlord has delivered to Subtenant a fully executed copy of this Sublease, signed by both of the parties on the last page of this Sublease in the spaces herein provided.  Until such delivery, Sublandlord reserves the right to exhibit and lease the Sublease Premises to other prospective tenants.

8.

           29.           Notice of Default.  Sublandlord hereby represents that at the execution of this Sublease no noncured notice of default has been issued by Prime Landlord and that Sublandlord has no knowledge of any current condition which would constitute such a default of the Prime Lease.

30.           Consents.  In the event that Subtenant desires to take any action that will require the consent of Prime Landlord, Sublandlord shall use commercially reasonable efforts to obtain such consent, provided that Sublandlord shall not be liable in any way for the failure of Prime Landlord to so consent.

31.           Attorneys’ Fees.  In the event that either Sublandlord or Subtenant should bring suit because of the breach of any provision of this Sublease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party.

32.           Parking.  Subtenant shall be entitled to use, at no additional cost to Subtenant, the fifty-one (51) vehicle parking spaces granted to Sublandlord under the Prime Lease.

33.           Signage.  Subtenant, at its sole cost and expense, shall be entitled to install standard suite entry and monument signage; provided, that all such signage complies with all terms and conditions (including any notice and approval requirements) set forth in any of the Prime Lease, the covenants, conditions and restrictions applicable to the High Pointe Business Center (if any), and local and state zoning codes.

34.           Access.  Sublandlord, at Sublandlord’s cost, shall provide Subtenant with a minimum of three (3) security access cards at the time of the pre-occupancy period specified in Section 5, supra; thereafter, upon delivery of the Sublease Premises, Sublandlord shall provide no fewer than an additional thirty-two (32) security access cards.  Sublandlord shall be entitled to keep two (2) security access cards, and Subtenant shall ensure that such security access cards remain operable at all times throughout the term hereof.

35.           Subordination.  The sublease shall be subject and subordinate at all times to the Prime Lease and to all of the covenants, agreements, terms, provisions and conditions of the Prime Lease.

[SIGNATURES ON THE FOLLOWING PAGE]

9.

           IN WITNESS WHEREOF, The parties hereto have executed this instrument on the date first above written.

SUBLANDLORD:                                                                SUBTENANT:

Jones/NCTI, Inc.                                                                   Zynex Medical, Inc.

                          /s/ Thomas Sandgaard

By: I cannot make out the signature                                        By:     Thomas Sandgaard

Title: Vice President                                                               Title: President

Date: 11/2/2007                                                                     Date: 10-31-2007

10.

ATTACHMENT A

FORM OF CONSENT TO SUBLEASE

Colorado NI Industrial One LLC., a Delaware corporation, Landlord under the Prime Lease, hereby consents to the foregoing Sublease, dated ______, 2007 by and between Jones/NCTI, Inc. (f/k/a Versacom, Inc.), as Sublandlord, and Zynex Medical, Inc., as Subtenant, relating to consist of approximately 16,553 square feet of net rentable space, commonly known as Suite 100 located at 8022 South Park Circle, Littleton, CO 80120.  Landlord’s consent hereunder is expressly conditioned upon Sublandlord’s continuing responsibility for the full performance of all terms and conditions of the Prime Lease.  Neither the giving of this Consent nor anything contained in the Sublease shall serve to modify the Prime Lease in any way.

LANDLORD

Colorado NI Industrial One LLC

By:

Its:

Date: